EXHIBIT (a)(1)(iii)
[Insert Bar Code]

Tax ID certification on <Certified Y/N>
file:

TOTAL AMERICAN DEPOSITARY
SHARES (ADSs)12345678901234

Letter of Transmittal to Tender American Depositary Shares (ADSs)
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 29, 2021, UNLESS THE OFFER IS EXTENDED.
If you hold ADSs through a bank, broker, dealer, commercial bank, trust company, nominee or other securities intermediary, you must contact such entity and have such securities intermediary tender your ADSs on your behalf through the Depository Trust Company (“DTC”) PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 29, 2021 (THE “INITIAL EXPIRATION DATE”).
Please be sure to carefully read this ADS Letter of Transmittal (this “ADS Letter of Transmittal”) and the accompanying instructions, together with the Offer to Purchase, dated December 23, 2020.
American Stock Transfer & Trust Company, LLC (the “Tender Agent”) has been advised of an Offer to purchase your ADSs for cash. Wanda Sports & Media (Hong Kong) Holding Co. Limited, a limited liability company incorporated under the laws of Hong Kong SAR, People’s Republic of China (“Purchaser”) and a wholly-owned subsidiary of Wanda Culture Holding Co. Ltd., a limited liability company incorporated under the laws of Hong Kong SAR, People’s Republic of China (“Parent”), is offering to purchase (the “Offer”) all of the Class A Ordinary Shares of Wanda Sports Group Company Limited, a company incorporated in Hong Kong SAR, People’s Republic of China (the “Company”), no par value (the “Shares”), including all Shares represented by American depositary shares (the “ADSs,” with every two ADSs representing three Shares), at a purchase price of USD 2.55 in cash per ADS, without interest, (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 23, 2020 (the “Offer to Purchase”), and in this ADS Letter of Transmittal, as applicable. The ADS were issued under a facility created pursuant to the deposit agreement, dated as of July 26, 2019 (as amended on July 10, 2020 and November 20, 2020), by and among the Company, Deutsche Bank Trust Company Americas (the “ADS Depositary”), and all holders from time to time of American depositary receipts evidencing ADSs (“ADRs”) issued thereunder (such deposit agreement, as amended from time to time, the “Deposit Agreement”).

In order to participate in the Offer you must indicate below if you wish to tender all or some of your ADSs.
All capitalized terms not otherwise defined herein are defined in the Offer to Purchase.
List your ADR certificates below:
ADR Certificate Numbers	ADSs	ADR Certificate Numbers	ADSs

If ADSs are held in Book-Entry form, and you do not intend to tender all of your ADSs, you must indicate the number of ADSs you are tendering. Otherwise, all ADSs represented by Book-Entry delivered to the Depositary will be deemed to have been tendered.

Please complete the back if you would like to transfer ownership or request special mailing.
◻	CHECK HERE IF ADR CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN, OR DESTROYED. SEE INSTRUCTION 6.
Instructions for Completing this ADS Letter of Transmittal and tendering your ADSs
Delivery of ADS Letter of Transmittal: This ADS Letter of Transmittal should be mailed or delivered by overnight courier to American Stock Transfer & Trust Company, LLC. The method of delivery to American Stock Transfer & Trust Company, LLC at one of the addresses listed below is at the option and risk of the surrendering ADS holder. Overnight courier is recommended. Delivery will be deemed effective only when received by American Stock Transfer & Trust Company, LLC. For your convenience, a return envelope is enclosed.
Authorization and Registration: The signer(s) will, upon request, execute and deliver any additional documents reasonably deemed by the American Stock Transfer & Trust Company, LLC (the “Tender Agent”) to be appropriate or necessary to complete the tender. The signer(s) hereby irrevocably appoints the Tender Agent to effect the tender. All authority conferred or agreed to be conferred in this form shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the signer(s) and shall not be affected by, and shall survive, the death and incapacity of the signer(s). The signer(s) understands that tender will not be deemed to have been made in acceptable form until receipt by the Tender Agent of this ADS Letter of Transmittal or a facsimile hereof, duly completed and manually signed and all accompanying evidences of authority. The signer(s) agrees that all questions as to validity, form and eligibility of any tender of ADSs hereunder will be determined by Purchaser and that such determination will be final and binding. The signer(s) acknowledges that until Purchaser accepts the tendered ADSs, the signer(s) will not receive any cash in exchange for the ADSs. The signer(s) further agrees that no interest will accrue on the cash payment.
Form W-9: Under U.S. Federal Income Tax law, a holder is required to provide American Stock Transfer & Trust Company, LLC with such holder’s correct Taxpayer Identification Number. Failure to provide the information on the form may subject you to backup withholding on any reportable payment. If you are not a U.S. person seeking to qualify as an exempt recipient not subject to backup withholdings, you must complete and submit the enclosed Form W-8BEN or other appropriate Form W-8 (which may be obtained from the website of the U.S. Internal Revenue Service at http://www.irs.com) to American Stock Transfer & Trust Company, LLC.

4	Special Transfer Instructions Please see Instruction number 4 below.	5 **Special Mailing Instructions** Please see Instruction number 5 below.
If you want your ADR certificates and/or check for cash to be issued in **another name**, fill in this section with the information for the new account/payee name. Name (Please Print First, Middle & Last Name) Address (Number and Street) (City, State & Zip Code) (Tax Identification or Social Security Number)	**Signature Guarantee Medallion** (Title of Officer Signing this Guarantee) (Name of Guarantor - Please Print) (Address of Guarantor Firm)	Fill in ONLY if you want your ADR certificates and/or check for cash to be mailed to someone other than the registered holder or to the registered holder at an address other than that shown on the front of this Letter of Transmittal. Name (Please Print First, Middle & Last Name) Address (Number and Street) (City, State & Zip Code)

By instructing your securities intermediary to tender ADSs you will be deemed to have covenanted, represented and warranted to Purchaser that:
(a)
you have full power and authority to tender, sell, assign and transfer the ADSs tendered on your behalf and that when and to the extent Purchaser accepts the Shares represented by such ADSs for purchase, Purchaser will acquire good, marketable and unencumbered title to the tendered Shares represented by such ADSs, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim;

(b)
on request, you will execute and deliver any additional documents deemed by the Tender Agent or Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of the Ordinary Shares represented by such ADSs tendered hereby; and

(c)	the undersigned agrees to all of the terms of the Offer.
By instructing your securities intermediary to tender ADSs you will be deemed to:
(a)
understand that tendering ADSs under any one of the procedures described in this ADS Letter of Transmittal will constitute a binding agreement between the holder and/or owner of the ADSs so tendered and Purchaser upon the terms and subject to the conditions of the Offer;

(b)
understand that all ADSs properly tendered prior to the Initial Expiration Date, and not properly withdrawn will be purchased at the Offer Price, net to the seller in cash, without interest, on the terms and subject to the conditions of the Offer;

(c)
recognize that under certain circumstances set forth in the Offer to Purchase, Purchaser may terminate or amend the Offer or may postpone the acceptance for payment of, or the payment for, the ADSs that have been tendered or may accept for payment fewer than all of the ADSs tendered hereby. In such event, you will be deemed to understand that any ADSs delivered on your behalf into the Offer but with respect to which the underlying Shares are not purchased, will be returned to your securities intermediary;

(d)
understand and agree that (i) acceptance of ADSs by Purchaser for payment will constitute a binding agreement between you and Purchaser on the terms and subject to the conditions of the Offer and (ii) no interest will be paid on the Offer Price for the tendered ADSs; and

(e)
understand and agree that delivery of this ADS Letter of Transmittal, ADRs and any other required documents to the Tender Agent will be deemed (without any further action by the Tender Agent or tendering ADS holder) to constitute an acceptance of the Offer with respect to the Shares represented by the ADSs evidenced by such ADRs subject to the terms and the conditions set out in the Deposit Agreement.

Upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms of any such extension or amendment), and subject to, and effective upon, acceptance for payment of the Shares represented by the ADSs evidenced by the ADRs tendered herewith, in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of Purchaser all right, title and interest in and to all Shares represented by the ADSs evidenced by the ADRs that are being tendered hereby and all dividends, distributions (including, without limitation, distributions of additional Shares or ADSs) and rights declared, paid or distributed in respect of such Shares or ADSs on or after the date hereof (collectively, “Distributions”).
 The execution of this Letter of Transmittal by a holder of ADSs (together with any signature guarantees) and its delivery to the Tender Agent shall constitute in respect of the accepted ADSs and the Shares represented by such ADSs:
(a)
the irrevocable appointment of the Tender Agent as the agent of the undersigned and an irrevocable instruction and authority to the Tender Agent to surrender such ADSs to the ADS Depositary and to instruct the ADS Depositary, in all respects in accordance with the terms set forth herein and in respect of the undersigned’s Shares represented by the tendered ADSs having been accepted for purchase, to deliver the underlying Shares and execute and deliver to Elite Global Secretaries Limited at the registered office of the Company, all or any form(s) of transfer and/or other document(s)) with respect to the Shares represented by such ADSs;

(b)
an irrevocable acknowledgment by the undersigned that (i) payment by Purchaser for the Shares represented by the undersigned’s ADSs shall constitute payment for such ADSs and (ii) none of the undersigned, the Tender Agent or any other person shall be entitled to receive any other consideration under the Offer in connection with the tender or delivery of such ADSs;

(c)
the irrevocable appointment of the Tender Agent as the agent of the undersigned, to receive all benefits and otherwise exercise all rights of beneficial ownership of the Shares represented by such ADSs and such ADSs (and all Distributions), all in accordance with the terms and subject to the conditions of the Offer.

All authority deemed to be conferred or agreed to be conferred in this ADS Letter of Transmittal shall survive the death or incapacity of the holder and/or owner of ADSs tendered, and any obligation or duties of such holder and/or owner under this ADS Letter of Transmittal shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in the Offer to Purchase, any tender is irrevocable.
INSTRUCTIONS FOR COMPLETING THE ADS LETTER OF TRANSMITTAL
1          Sign, date and include your daytime telephone number in this ADS Letter of Transmittal in Box 1. After completing all other applicable sections, return this ADS Letter of Transmittal and your original ADR certificates in the enclosed envelope. The method of delivery of any documents, including ADR certificates, is at the election and risk of the tendering ADS holder. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.
2          If you are tendering all your ADSs for cash, please check box 2 only.

3          If you are tendering some of your ADSs for cash, please check box 3, indicate the number of ADSs you wish to tender and receive in cash.
4          If you want your ADR certificates and/or check for cash to be issued in another name, fill in Box 4. Signature(s) in Box 5 must be guaranteed by a Medallion Guarantee (see Section 3 – “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase).
5          Complete Box 5 only if your ADR certificates and/or check for cash is to be delivered to a person other than the registered holder or to the registered holder at a different address. Signature(s) in Box 4 must be guaranteed by a Medallion Guarantee (see Section 3 – “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase).
6          Mutilated, Lost, Stolen or Destroyed Certificates. If any ADR certificate has been mutilated, lost, stolen or destroyed, the ADS holder should promptly call Deutsche Bank Trust Company Americas. The ADS holder will then be instructed by Deutsche Bank Trust Company Americas as to the steps that must be taken to replace the ADR certificate. This ADS Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.
Return this completed and signed ADS Letter of Transmittal to American Stock Transfer & Trust Company, LLC
at one of the addresses below.

Overnight courier is recommended.
By Mail & Overnight Delivery: American Stock Transfer & Trust Co., LLC Operations Center attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	For Assistance Please Contact MacKenzie Partners, Inc. US Toll Free Number for ADS Holders: (800)322-2885 Email: tenderoffer@mackenziepartners.com